Exhibit 3.1

SECOND AMENDED AND RESTATED

BYLAWS

OF

MULTIMEDIA GAMES, INC.,

A Texas Corporation

ARTICLE ONE

REGISTERED AGENT AND OFFICE

1.01 Registered Agent. The registered agent of Multimedia Games, Inc., a Texas corporation (the “Corporation”), is the registered agent named in the Amended and Restated Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), or such other registered agent as may be designated, in accordance with the provisions of law, from time to time by the Board of Directors of the Corporation (the “Board”).

1.02 Registered Office. The registered office of the Corporation (which office need not be a place of business of the Corporation) is the registered office named in the original Articles of Incorporation or such other registered office as may be designated in accordance with the provisions of law, from time to time by the Board or by the duly authorized and appointed registered agent of the Corporation.

ARTICLE TWO

SHAREHOLDER MEETINGS

2.01 Place of Meetings. All meetings of the shareholders of the Corporation (the “Shareholders”) will be held at the principal office of the Corporation, or any other place in or outside Texas, as may be designated for that purpose from time to time by the Board.

2.02 Time of the Annual Meeting. Each annual meeting of the Shareholders for the election of directors to succeed those whose terms are then expiring and for the transaction of other business brought before the meeting will be held on such date and at such time as the Board may designate or fix or set forth in the final notice of such meeting.

2.03 Special Meetings. Special meetings of the Shareholders may be called at any time by the President, by the Board or by one or more Shareholders holding, in the aggregate, not less than one-tenth (1/10th) of all the shares entitled to vote at the proposed special meeting. Only business described in the meeting notice (or waiver thereof) may be conducted at a special meeting of Shareholders.

2.04 Notice of Meeting. Notice of any Shareholder meeting, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called must be given in writing to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting, either personally or by mail or other means of written communication, addressed to each Shareholder at such Shareholder’s address appearing on the share transfer records of the Corporation or given by such Shareholder to the Corporation for the purpose of notice. Notice that a meeting has been adjourned to be reconvened is not necessary unless the meeting is adjourned for thirty (30) days or more, in which case notice of the reconvened meeting must be given as in the case of any special meeting.

2.05 Quorum. Unless otherwise required by law or provided in the Articles of Incorporation, Shareholders holding a majority of the Corporation’s voting shares, represented in person or by proxy will constitute a quorum at any Shareholder meeting.

2.06 Voting. When a quorum is present at a Shareholder meeting, the vote of Shareholders holding the majority of the shares having voting power and present in person or by proxy will determine any questions brought before the meeting, unless the question is one on which a higher vote is required by law, the Articles of Incorporation, or these Bylaws, in which case such higher vote will be required. Only persons in whose names shares appear on the share transfer records of the Corporation on the record date as set in advance by the Board and set forth in the notice of a meeting will be entitled to vote at the meeting, such date, in any case, to be not more than 60 days, nor less than 10 days prior to the date on which the meeting shall occur. Each Shareholder so entitled to vote in an election of directors may cast one vote for each director’s position for each share of stock of the Corporation of which such Shareholder is the record owner. In any election of directors, the candidates receiving the highest number of votes up to the number of directors to be elected will be elected.

2.07 Voting by Voice or Written Ballot. All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a Shareholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the Shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of Shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as an alternate inspector to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of Shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

2.08 Proxies. Each Shareholder of record entitled to vote at a meeting of Shareholders may vote in person or may authorize any other person or persons to vote or act for him or her by written proxy executed by the Shareholder or his authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No Shareholder may authorize more than one proxy for his shares and no proxy shall be valid bearing a date more than 11 months prior to said meeting.

2.09 Consent of Absentees. No defect in the calling or notice of a Shareholder meeting will affect the validity of any action at the meeting, if a quorum is present, and if either before or after the meeting, each Shareholder not present in person or by proxy or present only for the purpose of objecting to the failure to properly give notice for the meeting signs a written waiver of notice, consents to the holding of the meeting, or approves the minutes thereof, and such waiver, consent or approval is filed with the Corporation’s records or made a part of the minutes of the meeting.

2.10 Conduct of Meetings. The Chief Executive Officer, or in his or her absence, a chairman chosen by a majority of the Board, will act as chairman of the meeting. The chairman will determine the order of business and procedures for the conduct of the meeting. The Secretary of the Corporation, or in the Secretary’s absence, the person selected by the chairman of the meeting will act as secretary of the Shareholder meeting.

ARTICLE THREE

DIRECTORS

3.01 Number, Term and Qualification of Directors. The Board shall consist of seven (7) directors. The directors will be elected annually by the Shareholders entitled to vote. Each director will hold office until such director’s successor is elected, or until such director dies, resigns, or is removed from office, and may serve successive terms in office. Directors need not be Shareholders or Texas residents.

Unless otherwise provided in the Articles of Incorporation, the number of directors may be increased or decreased from time to time by resolution of a majority of the directors, but no decrease will have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors will be filled by the Board for a term of office continuing only until the next annual Shareholder meeting; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual Shareholder meetings.

3.02 Powers. The directors may act only as a board, and an individual director has no authority to act alone or together with other directors unless acting as the Board, unless otherwise provided by these Bylaws or resolution of the Board.

3.03 Chairman of the Board of Directors. The Board will elect a Chairman from among the directors at its meeting held immediately following each annual Shareholder meeting. The Chairman will serve until the successor Chairman is duly elected, will preside at all meetings of the Board and will perform such other duties as may be prescribed from time to time by the Board or these Bylaws.

3.04 Vacancies. A vacancy on the Board resulting from an increase in the size of the Board or the death, resignation or removal of a director will be filled by a majority of the remaining directors, even if they constitute less than a quorum of the Board. A director elected to fill a vacancy will be elected for the unexpired term of the predecessor director.

3.05 Removal of Directors. The entire Board or any individual director may be removed from office with or without cause by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at any Shareholder meeting called expressly for that purpose; provided, however, in the event the Corporation has cumulative voting, if less than the entire Board is to be removed, no director may be removed if the votes cast against such removal would be sufficient to elect such director if then cumulatively voted at an election of the entire Board, or if the Corporation has classes of directors, at an election of the class of directors of which such director is a part. New directors may be elected at the meeting for the unexpired term of directors so removed.

3.06 Place of Meetings. All meetings of the Board will be held at the principal office of the Corporation or at such other place in or outside Texas as may be designated from time to time by resolution of the Board or by written consent of all of the directors.

3.07 Regular Meetings. Regular meetings of the Board will be held, without call or notice, immediately following each annual Shareholder meeting, and at such other times as the Board may determine.

3.08 Special Meetings - Call and Notice. Special meetings of the Board may be called at any time by any director or the President. Notice of any special meeting of the Board shall be given to each director by the Secretary or by the officer or directors) calling the meeting. Notice shall be duly given to each director by (i) giving notice to such director in person or by telephone, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) sending a facsimile, or delivering written notice by hand, to his last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) mailing written notice to his last known business or home address at least three (3) days in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.09 Quorum. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws will constitute a quorum at any meeting of the Board.

3.10 Action by the Board. The act of the majority of the directors present at a Board meeting at which a quorum is present is the act of the Board, unless the act of a greater number is required by law; provided, however, that a majority of the directors present at any Board meeting may adjourn until the time fixed for the next meeting of the Board.

3.11 Director Dissent. A director who is present at a Board meeting at which action on any corporate matter is taken and who does not vote in favor of such action will be presumed to have assented to the action unless: (i) such director’s dissent is entered in the minutes of the meeting; (ii) such director files a written dissent to such action with the secretary of the meeting before adjournment of the meeting; or (iii) such director delivers a written dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.

3.12 Committees. The Board may designate one or more committees, each consisting of one or more directors and delegate to such committees such powers and authority as the Board may determine, to the extent permitted by law. A member of a committee may be removed by the Board if in its sole judgment the best interests of the Corporation will be served by such removal.

3.13 Compensation. Directors may be paid such compensation for their services, fees for attendance at meetings and reimbursement for expenses as may be determined by the Board from time to time. A director may also serve the Corporation as an officer, agent, employee, or otherwise and receive compensation for such service.

ARTICLE FOUR

OFFICERS

4.01 Title and Appointment. The officers of the Corporation are President, Vice President, Secretary, Treasurer and such other officers and assistants as the Board from time to time may determine. Each officer will be elected by the Board, which will fix compensation (if any) and tenure of such officer; provided, however, that each officer will hold office until the earlier of (i) the due election of such officer’s successor, and (ii) such officer’s death, resignation or removal from office.

4.02 Vacancies. If an office becomes vacant by reason of an officer’s death, resignation, removal or otherwise, the Board shall elect a successor to such office.

4.03 President. The President is subject to the control of the Board, has general supervision, direction and control over the business and affairs of the Corporation, has the general powers and duties of management usually vested in the office of president of a corporation and has such other powers and duties as may be conferred by the Board or these Bylaws.

4.04 Vice President. Each Vice President will have such powers and perform such duties as from time to time may be prescribed by the Board or these Bylaws. The Vice President designated by the Board will perform the duties of the President in the absence or disability of the President, and when so acting will have this power of, and be subject to all restrictions on, the President.

4.05 Secretary. The Secretary will:

(1) Sign each certificate representing shares of the Corporation.

(2) Attest and keep at the principal office of the Corporation the original or a copy of these Bylaws and all duly adopted amendments and restatements hereof.

(3) Keep at the principal office of the Corporation or such other place as the Board designates, a book or (i) the minutes of each meeting of the Shareholders or the Board or any committee thereof including the names of those present at such meeting or, in the case of a Shareholder meeting, the-number of shares represented at such meeting, and all proceedings of such meeting, (ii) all notices given and waiver signed of such meeting, (iii) all requests for special meetings of the Shareholders or the Board or any committee thereof, (iv) all written dissents of directors to actions by the Board, and (v) all unanimous written consents of the directors or Shareholders of the Corporation.

(4) Keep at the principal office of the Corporation or such other place as the Board designates, a share transfer record or duplicate share transfer records as described in Article 6.04 below.

(5) Keep at the registered office of the Corporation or such other place as the Board of Directors designates, all other records of the Corporation.

(6) Sign or attest such documents or the Corporation as may be required by law or as necessary to carry out the business of the Corporation, and keep the corporate seal and affix it to such instruments as may be necessary or proper.

(7) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law.

(8) Properly keep and file all books, reports, statements, certificates, and other documents and records required by law.

(9) Attend and serve as secretary at the meetings of the Board and of the Shareholders.

(10) In general, perform all duties incident to the office of Secretary, and such other duties from time to time assigned to the Secretary by the Board.

4.06 Chief Executive Officer. The Chief Executive Officer is subject to the control of the Board, has general supervision, direction and control over the business and affairs of the Corporation, has the general powers and duties of management usually vested in the office of president of a corporation and has such other powers and duties as may be conferred by the Board or these Bylaws. The Chief Executive authority and duties include, without limitation:

(1) Presiding at meeting of the Shareholders.

(2) Signing certificates representing shares of stock of the Corporation.

(3) Executing in the Corporation’s name deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, agreements and other documents and instruments.

(4) Appointing, employing, removing, discharging and prescribing the duties and fixing the compensation of agents and employees of the Corporation and directing and managing the officers, agents and employees of the Corporation.

4.07 Treasurer. The Treasurer, if any, will:

(1) Have custody of the Corporation’s funds and securities, keep full and accurate accounts of receipts and disbursements of the Corporation and deposit all moneys and other valuables in the name and to the credit of the Corporation in depositories designated by the Board.

(2) Disburse the funds of the Corporation as ordered by the Board, and prepare such financial statements as it directs.

(3) If required by the Board, give the Corporation a bond (in such form, for such sum, and from such surety or sureties as are satisfactory to the Board) for the faithful performance of the duties of such office.

(4) In general, perform all duties incident to the office of Treasurer and such other duties from time to time assigned to the Treasurer by the Board or the President.

ARTICLE FIVE

ISSUANCE AND TRANSFER OF SHARES

5.01 Issuance of Shares. Authorized shares of the stock of the Corporation will be issued for such consideration (but not less than par value) and to such persons as the Board determines from time to time. No share may be issued until the full consideration therefore has been paid.

5.02 Payment for Shares. Consideration for the issuance of shares may consist of any tangible or intangible benefit to the Corporation or other property of any kind or nature, including cash, promissory notes, services performed, contracts for services to be performed, other securities of the Corporation, or securities of any other corporation, domestic or foreign, or entity. In the absence of fraud in the transaction, the judgment of the Board of the value of consideration received will be conclusive. When consideration for a share, fixed as provided by, law, has been accepted by the Corporation, such share will be deemed issued, fully paid and non-assessable. The consideration received and accepted for each share will be allocated by the Board, in accordance with law, to the Corporation’s stated capital and surplus.

5.03 Ownership Collateral Transfer. The Corporation will regard the person in whose name a share of stock is registered in the Corporation’s share transfer records as the owner thereof for the purposes of voting, distributions, notices, transfer, exercising rights of dissent, exercising or waiving any preemptive rights, entering into agreements restricting the transfer of shares, creating voting trusts or voting agreements, or giving proxies, with respect to such share. Notwithstanding the foregoing, upon receipt by the Secretary or by the Corporation’s transfer agent, if any, of written notice from a transferor or transferee that shares have been transferred collaterally to the transferee and not absolutely, the Secretary of the Corporation or its transfer agent, if any, will note such fact in the Corporation’s books and the collateral transferee will be entitled to the rights of a collateral transferee, but not the rights of an owner.

5.04 Share Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chief Executive Officer, President or a Vice President, and the Treasurer or the Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of Shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

5.05 Transfers. Except as otherwise established by rules and regulations adopted by the Board, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Articles of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws. Shares of stock of the Corporation may be transferred in accordance with Chapter 8 of the Texas Business and Commerce Code (Tex. UCC). Nothing in this section expands or enhances the right to transfer, or overrides or modifies any limitations on the right to transfer, any share of stock which may be imposed by law, the terms of any registration of such share, or any contract.

5.06 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in a resolution adopted pursuant to Section 5.04, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the corporation or any transfer agent or registrar.

ARTICLE SIX

MISCELLANEOUS PROVISIONS

6.01 Authority to Execute Documents and Instruments. The Board, except as otherwise provided in these Bylaws, may authorize any director, officer, employee or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized (including authorization by other provisions of these Bylaws), no director, officer, agent, or employee has any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

6.02 Inspection of Books and Records. The books and records of the Corporation will be available for inspection by the Shareholders from time to time and to the extent expressly required by statute. The directors may examine such books and records at all reasonable times.

6.03 Closing Share Transfer Records. The Board may close share transfer records in their discretion for a period not exceeding sixty (60) days preceding any Shareholder meeting, annual or special, or me day appointed for the payment of a dividend.

6.04 Share Transfer Records. The Corporation will keep at its principal office, or at the office of the transfer agent, if any, a share transfer record, showing the names and addresses of the past and current Shareholders, the number and classes of shares held by each Shareholder, the number and date of each certificate issued for shares, and the number and cancellation date of each certificate surrendered for cancellation. The share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

6.05 Fiscal Year, Method of Accounting. The fiscal year end of the Corporation is September 30, or as otherwise established from time to time by the Board. The Corporation’s books will be kept under such method of accounting as established from time to time by the Board. Financial statements and reports will be prepared on a regular basis working from the Corporation’s books as directed by the Board.

6.06 Relation to Articles of Incorporation. These Bylaws are subject to, and governed and controlled by and in the following order, applicable law and the Articles of Incorporation.

6.07 Action Without a Meeting. Any action permitted or required to be taken at a meeting of the Shareholders or the Board or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken is signed by all the Shareholders or member of the Board or committee, as the case may be. Such consent will have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent will constitute attendance or presence in person at a meeting of Shareholders, the Board or committee, as the case may be.

6.08 Telephone Conference Meeting. Subject to the requirements of law, the Shareholders and the Board of Directors and any committee thereof may participate in and hold a meeting by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in such a meeting will constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

6.09 Indemnification. The directors and officers of the Corporation will be indemnified by the Corporation to the full extent required by law. The Board of Directors may, in its discretion, indemnify any director, officer, agent or employee of the Corporation or any other person to the extent permitted by law. No amendment, modification or repeal of this provision hereof will terminate, reduce or impair the right of any past, present or future indemnitee to be indemnified by the Corporation at the time of such amendment, modification or repeal, under and in accordance with the provisions of the Articles as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE SEVEN

AMENDMENT OF BYLAWS

7.01 Amendment of Bylaws. The Board has the power to alter, amend or repeal these Bylaws or adopt new bylaws, subject to amendment, repeal or adoption of new bylaws by action of the Shareholders and unless the Shareholders in so amending, repealing or adopting a new bylaw expressly provide that the board may not amend or repeal that bylaw. The Board may exercise this power at any regular or special meeting and without any notice having been contained in the notice or waiver of notice of such meeting. Unless the Corporation’s Articles of Incorporation or a bylaw adopted by the Shareholders provides otherwise as to all or some portion of these Bylaws, the Corporation’s Shareholders may amend, repeal or adopt new Bylaws even though the Bylaws may also be amended by the Board.